Exhibit 31.2

Certification of Chief Financial Officer

I, Jeffrey Laborde, certify that:

1. I have reviewed this amended Transition Report on Form 10-K/A of Infor, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 24, 2015	/s/ JEFFREY LABORDE
Jeffrey Laborde
Chief Financial Officer